                                                                 EXHIBIT 10.30.1
                    AMENDMENT TO GLOBAL SETTLEMENT AGREEMENTS

          This Amendment to Global Settlement Agreements is made and entered into as of December__, 1994, by and among the Representative Plaintiffs as representatives of the Settlement Class, acting by and through Class Counsel; Fibreboard Corporation, a Delaware corporation; Continental Casualty Company, an Illinois corporation; CNA Casualty Company of California, a California corporation; Columbia Casualty Company, an Illinois corporation; Pacific Indemnity Company, a California corporation, and Henry Ramsey, Charles Renfrew, and Francis E. McGovern as Trustees of the Fibreboard Asbestos Compensation Trust, together the "Parties."

                                    RECITALS

          Whereas, certain of the Parties have entered into a Global Settlement Agreement dated as of August 27, 1993 ("Global Settlement Agreement") which contains as Exhibit A a Glossary of Terms ("Glossary of Terms"). Pursuant to the Global Settlement Agreement the Parties entered into the Fibreboard Asbestos Compensation Trust Agreement ("Trust Agreement") which contains as Annex A the Trust Distribution Process ("Trust Distribution Process" and together with the Global Settlement Agreement, Glossary of Terms, Trust Agreement and Trust Distribution Process, the "Global Settlement Agreements"); and

          Whereas, the Parties desire to amend several of the Global Settlement Agreements to, among other things, increase the membership of the Select Counsel for the Beneficiaries from five to seven members, offer an expedited payment option to the Trustees along with the already existing expedited review option and create additional flexibility in the spendthrift provisions of the Trust Distribution Process;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereby agree as follows:

                                    SECTION I

                       AMENDMENTS TO THE GLOSSARY OF TERMS

          1.1 The definition of "Earnings Amount" shall be amended to read in full as follows:

               30. "EARNINGS AMOUNT" means, with respect to Fund I, Fund II or Fund III, as the case may be, all elements of current periodic income from such Fund (other than any such income on the amounts in the Reserve Account), including interest, periodic dividends (but not special, liquidating or wasting dividends), rent, royalty and other similar payments which represent earnings or profit on an asset, and do not

                                       1.

represent elements of appreciation or gain or depreciation or loss (whether realized or unrealized) on an asset, all determined on an accrual basis, in accordance with generally accepted accounting principles; provided however the term "Earnings Amount" for Fund I beginning the fifth Fiscal Year after Global Approval Judgment shall mean Earnings Amount for such year with respect to Fund I determined as provided above plus 80% of Earnings Amount for such year with respect to Fund II determined as provided above if the conditions set forth in Appendix 1 Section 3 to the Trust Distribution Process are met.

          1.2 The definition of "Increased Principal Amount" shall be amended to read in full as follows:

               52. "INCREASED PRINCIPAL AMOUNT," (i) for any of the third through the twelfth Fiscal Years after Global Approval Judgment, means 125% of the Principal Amount for such Fiscal Year and (ii) for any of Fiscal Years 2009 through 2013, means 112.5% of the Principal Amount for such Fiscal year. In the event both clause (i) and (ii) apply to an individual year Increased Principal Amount means clause (i).

          1.3 The definition of "Principal Amount" shall be amended to read in full as follows:

               76. "PRINCIPAL AMOUNT" means, for any Fiscal Year after Global Approval Judgment:

     (i) (a) (X) the aggregate fair market value of all of the investment assets contained in the Fund for which the Distributable Amount is being determined (excluding the then outstanding balance of the Reserve Account) at the close of business on the last business day of the Fiscal Year for which the calculation is made, MINUS (Y) the Earnings Amount for such Fiscal Year, PLUS (Z) all amounts, if any, paid during such Fiscal Year for Trust Expenses, Class Member Claims, Third Party Claims and payments made pursuant to Section 7.16 of the Trust Agreement, in each case for such Fiscal Year (other than any such payments made out of the Reserve Account), MINUS

          (b) for any Fiscal Year prior to Fiscal Year 2014, the greater of
          (i) Zero and (ii) the lesser of (Y) the aggregate Surplus for all prior Fiscal Years and (Z) Zero minus Unreimbursed Borrowings; MULTIPLIED BY

     (ii) a fraction, the numerator of which is one and the denominator of which is the number of Fiscal Years that will occur from the beginning of the Fiscal Year for which the calculation is made through and including the end of Fiscal Year 2018 in the case of Fund I, the 20th Fiscal Year after the end

                                       2.

          of Fund I (or, if the Trustees have determined to delay the transfer of the remaining balance in Fund II beyond the twentieth Fiscal Year after the end of Fund I pursuant to Section E.2.c(ii) of the Trust Distribution Process, the end of Fund II so determined by the Trustees) in the case of Fund II and the 15th Fiscal Year after the end of Fund II in the case of Fund III (so that, for example, for the Principal Amount applicable to Fiscal Year 2003, the fifteenth year before the last year of Fund I, such denominator would be 15);

provided, however, that

     (1) for the first Fiscal Year after Global Approval Judgment (a) the numerator in the fraction stated in clause (ii) above shall be the number of full calendar years completed after December 31, 1993 through the end of the Fiscal Year in which Global Approval Judgment occurs and (b) the denominator in the fraction stated in clause (ii) above shall be 25; and

     (2) for each of Fiscal Years 2014 through 2018, the Distributable Amount may be increased by the Trustees up to an amount not in excess of the Principal Amount and the Earnings Amount that was in effect for Fiscal Year 2013.

          1.4 The definition of "Select Counsel for the Beneficiaries" or "SCB" shall be amended to read in full as follows:

               85. "SELECT COUNSEL FOR THE BENEFICIARIES" or "SCB" means seven lawyers, initially: Joseph B. Cox, Jr., Steven Kazan, Joseph F. Rice, Harry F. Wartnick, Gary Galiher, Wayne Hogan and Robert J. Connerton (the designee of the AFL-CIO) and their successors to be selected as provided in Section 6.3 of the Trust Agreement.

                                       3.

                                   SECTION II

                          AMENDMENTS TO TRUST AGREEMENT

          2.1 Section 2.4 of the Trust Agreement shall be amended to read in full as full follows:

          2.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES. In connection with and in furtherance of its purposes, and subject to Section 5.4, the Trustees hereby agree to accept on behalf of the Trust the transfer of the assets described in Section 2.3 above and hereby further expressly agree on behalf of the Trust to assume liability or undertake responsibility for all Class Member Claims and those Third Party Claims for which the Trust is responsible under the Global Settlement Agreement and Trust Distribution Process. Except as otherwise provided in the Trust Distribution Process and in the following sentence, the Trust shall have all defenses, cross claims, and rights to liens, offsets and recoupment that Fibreboard or any other Trustor would have had under applicable law with respect to the Class Member Claims and Third Party Claims to be assumed by the Trust. The Trust shall not assert as a defense to any claim against the Trust any statute of limitations or repose which had not expired as of August 27, 1993 with respect to Fibreboard.

          2.2 Section 3.1(a)(1) of the Trust Agreement shall be amended by adding the following subsection (xiv) to the end thereof:

               (xiv) Approval of an Expedited Payment Option pursuant to Section B.2.b. of the Trust Distribution Process, or the making of the determinations set forth in Section 3(ii) of Appendix 1 to the Trust Distribution Process.

                                       4.

          2.3 Section 6.1 of the Trust Agreement shall be amended to read in full as follows:

               6.1 FORMATION; DUTIES. The SCB shall consist of seven lawyers chosen to represent the interests of the Beneficiaries. The initial seven SCB lawyers shall be Joseph B. Cox, Jr.; Steven Kazan; Joseph F. Rice; Harry F. Wartnick; Gary Galiher; Wayne Hogan; and Robert J. Connerton (the designee of the AFL-CIO). In giving their approval or in acting pursuant to this Agreement the members of the SCB shall act in the best interest of the Beneficiaries and consistent with the purposes of the Trust. The SCB shall hold an annual meeting to which all lawyers who have submitted a Class Member Claim to the Trust during the past five years shall be invited and be entitled to be present. The SCB shall give a report to the annual meeting describing the activities of the Trust for the prior year, including any approvals given by the SCB pursuant to this Agreement and/or the Trust Distribution Process and all matters on which the Trustees have indicated that they intend to seek the approval of the SCB during the following year. In giving approval to the Trustees, the SCB shall consider in good faith all recommendations made at such annual meeting. The Trustees shall consult with the SCB on the implementation and administration of the Trust Distribution Process. The Trustees may consult with the SCB on any matter affecting the Trust, and, as provided in Section 3.1(a), certain actions by the Trustees shall require the prior approval of the SCB. All approvals of the SCB shall be by majority vote.

          2.4 Section 6.3(b) of the Trust Agreement shall be amended to read in full as follows:

                                       5.

               (b) In the event of a vacancy in the membership of the SCB other than one caused by resignation as aforesaid, the vacancy shall be filled by the unanimous vote of the remaining member(s) of the SCB. If the vacancy is in the position originally held by Robert J. Connerton, the vacancy shall be filled by a person nominated by the AFL-CIO.


                                   SECTION III

                  AMENDMENTS TO THE TRUST DISTRIBUTION PROCESS

          3.1 Section A of the Trust Distribution Process shall be amended by adding the following sentence to the end thereof:

The Trust may elect to offer an Expedited Review Claims option and Expedited Payment Option which would allow a Class Member Claim or Third Party Claim to be paid at an earlier date for a lesser amount than would result from waiting for payment in the order set forth above.

          3.2 Section B.2 of the Trust Distribution Process shall be amended to read in full as follows:

               2.   EXPEDITED REVIEW OPTION AND EXPEDITED PAYMENT OPTION.

                    A. EXPEDITED REVIEW OPTION. The Trust may establish a process for expedited review of ALD-2 claims by persons desiring an accelerated settlement of their claim at a fixed amount ("Expedited Review Claims"). A Beneficiary seeking such expedited review shall submit an abbreviated proof of claim for expedited review by the Trust. The abbreviated proof of claim shall provide the following

                                       6.

information concerning the Exposed Person: name, address, social security number, date of birth, date of death (if applicable), marital status, spouse's name and social security number, occupation, the Scheduled Disease for which the Beneficiary believes the claim qualifies, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos and such information requested by the Trust that adequately demonstrates exposure to asbestos or asbestos-containing products and to Fibreboard asbestos or asbestos-containing products. In addition, the Beneficiary shall supply the Trust with a Medical Report. The Trust will expeditiously review the abbreviated proof of claim and may, but is not required to, offer to settle such Expedited Review Claims for a single fixed cash payment of an amount and on a time schedule established from time to time by the Trust. If the Trust determines not to offer to settle an Expedited Review Claim, the Beneficiary may submit a proof of claim as set forth in Section B.1.

                         The Trust may establish additional categories of
Expedited Review Claims with differing fixed cash payments and differing information requirements. In addition, the Trust may eliminate or suspend the Expedited Review Claim option for one or more categories of Class Member Claims if it determines that such option is encouraging the filing of claims that would not otherwise be eligible for payment under these procedures or is using a disproportionate share of the Trust's assets.

                    b. EXPEDITED PAYMENT OPTION. If on any Distribution Date any single payment with respect to Liquidated Class Member Claims or Liquidated Third Party Claims in the first two Schedule Categories or the first payment on


                                       7.

Liquidated Class Member Claims or Liquidated Third Party Claims in the third Schedule Category, in either case, were due and unpaid on four or more consecutive Distribution Dates, the Trust may offer an expedited payment option ("Expedited Payment Option") to Claimants in one or more categories of Liquidated Class Member Claims or Liquidated Third Party Claims. The Expedited Payment Option shall consist of a payment in cash in an amount determined by the Trust, but no more than 50% of the unpaid Liquidated amount of the Claim.

                    c. EFFECT OF PAYMENTS. Amounts paid in respect of the Expedited Review Claims or the Expedited Payment Option shall not be subject to the payment order rules set forth in Section F.2 of this Trust Distribution Process but shall be limited to the Distributable Amount for the Fiscal Year in which the Expedited Review Claims or the Expedited Payment Option are paid, along with payments for Trust Expenses, other Class Member Claims and Third Party Claims, whether paid during such Fiscal Year or on the Distribution Date immediately following such Fiscal Year.

          3.3 Section B.3. of the Trust Distribution Process shall be amended to read in full as follows:

               3. ORDERING OF CLAIMS FOR PROCESSING. Claims shall be ordered for processing by the Trust in the manner described in this Section. As a general practice, the Trust shall review its claims files on a regular basis and notify all Beneficiaries whose claims are likely to be processed in the near future. A Beneficiary's position in the FIFO queue for processing will be determined by the date of receipt by

                                       8.

the Trust of a properly completed proof of claim form, and among claims received the same day, by the date of diagnosis of the disease on which the claim is based. All claims filed on or before Global Approval Judgment shall be deemed filed on the date of Global Approval Judgment. Where the Beneficiary has filed an incomplete proof of claim, the Trust shall notify the Beneficiary of the need for additional information and shall not process the claim until the file is complete. A Beneficiary shall not receive a position in the FIFO processing queue until his or her proof of claim is properly completed.

          3.4 Section D.2.c. of the Trust Distribution Process shall be amended to read in full as follows:

          c. The Trust may assert any and all defenses available to it or which would have been available to any Trustor against which the claim could have been asserted absent Global Approval Judgment with respect to Beneficiaries who elect to resolve their claims through the tort system, except that the Trust shall not assert as a defense to any claim against the Trust any statute of limitations or repose which had not expired as of August 27, 1993 with respect to Fibreboard.

          3.5 Section E. of the Trust Distribution Process shall be amended to read in full as follows:

E.   FUNDS FOR PAYMENT OF CLAIMS.

          As set forth in the Trust Agreement, the Trust shall administer three funds, for payment of Trust Expenses, Class Member Claims and Third Party Claims, to be known as "Fund I," "Fund II," and "Fund III." Fund I is primarily intended to pay

                                       9.

expenses of, and claims against, the Trust prior to Fiscal Year 2019. Fund II is primarily intended to pay expenses of, and claims against, the Trust commencing Fiscal Year 2019, although 80% of the annual Earnings Amount on Fund II is available to pay claims commencing in the fifth Fiscal Year after Global Approval Judgment and the principal of Fund II is available to pay expenses and claims commencing Fiscal Year 2014, if Fund I is insufficient for that purpose. Fund III is primarily intended to pay any expenses and claims not paid from Fund I or Fund II, commencing Fiscal Year 2039, although it is available to pay expenses and claims commencing Fiscal Year 2034 if Fund II is exhausted prior to Fiscal Year 2039.

          In order to assure that, to the maximum extent feasible, Trust resources are preserved and fairly allocated among all Beneficiaries (i.e., those who will have claims in the future as well as those who have claims now) Appendix 1 describes in detail how Trust surpluses realized in any Fiscal Year are to be preserved and limits amounts that can be spent in any Fiscal Year to pay claims from Funds I, II or III. In general, Appendix 1 specifies that payments for Trust Expenses, Class Member Claims and Third Party Claims may not exceed annual earnings on the assets within the relevant Fund plus a portion of the remaining principal (calculated by allocating remaining Fund principal equally over the years remaining in the Fund then in use). If any Surplus remains after payment of all Trust Expenses, Class Member Claims and Third Party Claims and certain indemnity expenses for a Fiscal Year (and after restoration of any increases in Principal Amount used in prior years as described below), such Surplus will either increase the Reserve Account or build Trust principal. This Reserve Account will

                                       10.

be used to pay expenses or claims for any later year before Trustees may access any Increased Principal Amount to be used in that year. If, however, in any of the Fiscal Years 3 through 12 after Global Approval Judgment or Fiscal Years 2009 through 2013, the Earnings Amount and Principal Amount together with the funds contained in the Reserve Account in excess of $10,000,000 are not sufficient to pay Trust Expenses and to make all payments with respect to Class Member Claims or Third Party Claims for the first two Schedule Categories that are due or all payments with respect to Class Member Claims or Third Party Claims for the third Schedule Category that were due and unpaid on four consecutive prior Distribution Dates, the Trust may increase the usable portion of the Fund principal by up to 25% for any of Fiscal Years 3 through 12 after Global Approval Judgment or 12.5% for any of Fiscal Years 2009 through 2013. In addition, if any Class Member Claims or Third Party Claims are unpaid in any Fiscal Year beginning with the fifth Fiscal Year after Global Approval Judgment, the Trust may also use 80% of that year's Earnings Amount from Fund II.

     1.   FUND I.

          a. COMMENCEMENT OF PAYMENTS. The Trust shall not pay any Class Member Claim or Third Party Claim (other than Extreme Hardship Claims and Expedited Review Claims) from Fund I until the Distribution Date first occurring after the end of the first Fiscal Year after Global Approval Judgment.

          b. DISTRIBUTABLE AMOUNT. Total cash payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund I for any Fiscal Year (i.e., payments for Trust Expenses, Extreme Hardship Claims and Expedited Review

                                       11.

Claims, and pursuant to an Expedited Payment Option made during that Fiscal Year, together with payments for Class Member Claims and Third Party Claims for that Fiscal Year made on the Distribution Date immediately following that Fiscal
Year) (other than any payments made from the Reserve Account) shall not exceed the Distributable Amount for that Fiscal Year. For the first Fiscal Year after Global Approval Judgment the Earnings Amount for Fund I shall be calculated from the date of Global Approval Judgment.

          c. DISTRIBUTION OF REMAINING BALANCE. The transfer from Fund I to Fund II of any remaining balance in Fund I shall occur on the earlier of (i) the day after the Distribution Date for Fiscal Year 2018, or (ii) the day before the Distribution Date for the first Fiscal Year occurring after Fiscal Year 2013 in which the maximum possible Distributable Amount is less than the Earnings Amount and the Principal Amount that were in effect for Fund I for Fiscal Year 2013, the Trust shall transfer such remaining balance and the remaining balance of the Reserve Account to Fund II, at which time payments out of Fund II shall commence as provided in Section E.2.

     2.   FUND II.

          a. COMMENCEMENT OF PAYMENTS. No payments shall be made from Fund II until the Distribution Date for Fiscal Year 2014, except as permitted by Appendix 1. If at that time Fund I still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no payments shall be made from Fund II until the earlier of: (1) the day after the Distribution Date for Fiscal Year 2018; or (2) the Fiscal Year in which the Distribution Date referred to in Section E.1.c. (ii) occurs.

                                       12.

          b. DISTRIBUTABLE AMOUNT. The total amount of payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund II for any Fiscal Year is limited to the Distributable Amount for that Fiscal Year.

          c. DISTRIBUTION OF REMAINING BALANCE. The transfer from Fund II to Fund III of any remaining balance in Fund II shall occur on (i) the day after the Distribution Date for the twentieth Fiscal Year after the transfer of the balance in Fund I to Fund II pursuant to Section E.1.c, or (ii) such later date as the Trustees determine would be in the best interests of all Beneficiaries, both present and future (but in no event later than the day after the Distribution Date for Fiscal Year 2038); at which time payments out of Fund III shall commence as provided in Section E.3.

     3.   FUND III.

          a. COMMENCEMENT OF PAYMENTS. No payments shall be made from Fund III until the Distribution Date for Fiscal Year 2034. If at that time Fund II still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no payments shall be made from Fund III until the date Fund II is exhausted or the balance of Fund II has been transferred into Fund III pursuant to Section E.2.c.

          b. DISTRIBUTABLE AMOUNT. The total amount of payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund III for any Fiscal Year is limited to the Distributable Amount for that Fiscal Year.

          c. DISTRIBUTION OF REMAINING BALANCE. If there is a remaining balance in Fund III on the day after the Distribution Date for Fiscal Year 2054, and there are then, or are anticipated by the Trustees to be in the future, any Trust Expenses, Class

                                       13.

Member Claims, Third Party Claims and other obligations of the Trust which have not yet been liquidated and/or fully paid, the Trust shall use the remaining balance of Fund III to pay such Trust Expenses, Class Member Claims, Third Party Claims and other obligations of the Trust. Upon the occurrence of the Termination Date, the Trust shall apply any remaining balance of Fund III to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine, which charitable purposes, if practicable, shall be related to occupational health.

     4. DETERMINATION OF DISTRIBUTABLE AMOUNT FOR EACH FUND. Within 90 days following the end of each Fiscal Year after Global Approval Judgment, the Trust shall determine the Distributable Amount for such Fiscal Year, which Distributable Amount (after payment of Trust Expenses, Extreme Hardship Claims and Expedited Review Claims, and pursuant to an Expedited Payment Option for such Fiscal Year) shall be distributed to pay Class Member Claims and Third Party Claims, in the order set forth in Section F.2, on a date, no later than 120 days following the end of each such Fiscal Year, chosen by the Trust (the "Distribution Date").

                                   SECTION IV

                           TRUST DISTRIBUTION PROCESS

          4.1 Appendix 1 to the Trust Distribution Process shall be amended to read in full as follows:

     1. INCREASED PRINCIPAL AMOUNT. The Trustees may increase the Principal Amount for any of the third Fiscal Year through the twelfth Fiscal Year after Global

                                       14.

Approval Judgment or Fiscal Years 2009 through 2013 up to the Increased Principal Amount for that year, if

          (i) the Distributable Amount (if not increased as provided in this sentence) for that Fiscal Year, plus the amount, if any, by which the balance (on the last business day of that Fiscal Year) of the Reserve Account exceeds $10 million, is insufficient to pay all Trust Expenses for such Fiscal Year plus all Class Member Claims and Third Party Claims included in any of the first two Schedule Categories due and payable on the Distribution Date immediately following that Fiscal Year, or any payments with respect to Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to the Distribution Date immediately following that Fiscal Year, and

          (ii) the Trustees conclude that under the circumstances, and after examination and in light of other options available under the Trust Distribution Process, increasing the Principal Amount would be in the best interests of all Beneficiaries, both present and future, and that the sum of the Earnings Amount for Fund I, such amount in the Reserve Account in excess of $10 million and the amount of the Increased Principal Amount does not exceed the amount required to pay all such Trust Expenses and Class Member Claims and Third Party Claims included in the first two Schedule Categories and any payments with respect to Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to such Distribution Date.

                                       15.

     2. RESERVE ACCOUNT. The Reserve Account shall initially be credited with the full amount transferred to the Trust pursuant to Section 2.3(B) of the Global Settlement Agreement, minus the sum of

          (a)  $1.340 billion of the starting balance of Fund I,

          (b)  $200 million, the starting balance of Fund II, and

          (c)  $10 million, the starting balance of Fund III.

The Reserve Account is part of Fund I.

          The Reserve Account shall be increased on each Distribution Date by

          (x) 100%, until the balance of the Reserve Account equals $25 million,

          (y) 50%, after the balance of the Reserve Account equals $25 million and until the balance of the Reserve Account equals the sum of the Principal Amount and Earnings Amount for the prior
               Fiscal Year, and

          (z) 0%, after the balance of the Reserve Account equals the sum of the Principal Amount and Earnings Amount for the prior Fiscal Year,

of either

               (i) if the Unreimbursed Borrowings as of such date is zero or a positive number, then the Surplus as of such date, or

               (ii) if the Unreimbursed Borrowings as of such date is a negative number, but such Unreimbursed Borrowings plus the Surplus as of such date is a positive number, then such positive number, or

                                       16.

               (iii)if Unreimbursed Borrowings as of such date plus the Surplus as of such date is zero or a negative number, then zero (so that this calculation shall not result in a decrease in the Reserve Account).

          The Reserve Account shall be used to pay all Trust Expenses, Class Member Claims, Third Party Claims and payments made pursuant to Section 7.16 of the Trust Agreement (it being understood that such payments pursuant to Section
7.16 shall not be limited by the amounts in the Reserve Account) for any Fiscal Year in which the Principal Amount and the Earnings Amount is insufficient for such purpose; provided, that the provisions of this sentence shall not be applied to require the reduction of the balance of the Reserve Account below $10 million. Notwithstanding the foregoing, during the first Fiscal Year after Global Approval Judgment, the Trustees shall create and thereafter maintain an appropriate reserve (to be taken out of the amounts otherwise included in the Reserve Account) for required payments in later Fiscal Years for Class Member Claims and Third Party Claims presented in such first Fiscal Year or before, which reserve shall not be otherwise available for the purposes of the immediately preceding sentence. The Trustees shall have the discretion to utilize any and all amounts in the Reserve Account to pay Trust Expenses, Class Member Claims, Third Party Claims and payments pursuant to Section 7.16 of the Trust Agreement.

     3. FUND II EARNINGS AMOUNT. The Trustees may use up to 80% of the Earnings Amount on Fund II as part of the Earnings Amount in any Fiscal Year beginning with the fifth Fiscal Year after Global Approval Judgment, if

                                       17.

          (i) the Distributable Amount (if not increased as provided in this sentence) for that Fiscal Year, plus the amount, if any, by which the balance (on the last business day of that Fiscal Year) of the Reserve Account exceeds $10 million, is insufficient to pay all Trust Expenses for such Fiscal Year plus all Class Member Claims and Third Party Claims that would be due and unpaid on the Distribution Date immediately following that Fiscal Year, and

          (ii) the Trustees conclude that, under the circumstances and after examination and in light of other options available under the Trust Distribution Process, using Fund II Earnings Amount during Fund I would be in the best interests of all Beneficiaries, both present and future, and that the sum of the Earnings Amount for Fund I, the portion of the Earnings Amount for Fund II proposed to be so used, such amount in the Reserve Account in excess of $10 million and the amount of the Principal Amount or the Increased Principal Amount, as the case may be, does not exceed the amount required to pay all such Trust Expenses and Class Member Claims and Third Party Claims that would otherwise be due and unpaid on such Distribution Date.


                                    SECTION V

                                  MISCELLANEOUS

     5.1  EFFECTIVENESS.  This Amendment shall be effective upon:

               (i)  Approval of the Court; and

               (ii) Receipt by Fibreboard and the Insurers of a supplemental ruling from the Internal Revenue Service ("IRS") to the effect that the amendments do

                                       18.

not alter the IRS's conclusions stated in its ruling dated November 21, 1994 unless waived in writing by each of Fibreboard and the Insurers.

     5.2 MISCELLANEOUS. This Amendment shall be construed in accordance with and governed by the provisions of each Agreement it amends.

                                       19.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the undersigned, thereunto duly authorized.

On behalf of the Representative Plaintiffs and as the Select Counsel for the Beneficiaries


     By:            /s/ Joseph Rice
         ------------------------------------
                    Joseph Rice, Esq.


     By:          /s/ Joseph B. Cox
         ------------------------------------
                Joseph B. Cox, Jr., Esq.


     By:          /s/ Harry Wartnick
         ------------------------------------
                 Harry Wartnick, Esq.


     By:           /s/ Steven Kazan
         ------------------------------------
                  Steven Kazan, Esq.


FIBREBOARD CORPORATION


     By:       /s/ Michael R. Douglas
         ------------------------------------
     Title:  Sr. V.P. and General Counsel
            ---------------------------------


CONTINENTAL CASUALTY COMPANY


     By:         /s/ Laurens F. Terry
         ------------------------------------
     Title:          Vice President
            ---------------------------------

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CNA CASUALTY COMPANY OF CALIFORNIA


     By:         /s/ Laurens F. Terry
         ------------------------------------
     Title:         Vice President
            ---------------------------------


COLUMBIA CASUALTY COMPANY


     By:         /s/ Laurens F. Terry
         ------------------------------------
     Title:         Vice President
            ---------------------------------


PACIFIC INDEMNITY COMPANY

     By:         /s/ Malcolm B. Burton
         ------------------------------------
     Title:         Vice President
            ---------------------------------


Trustees of the Fibreboard Asbestos Compensation Trust


     By:            /s/ Henry Ramsey
         ------------------------------------
                      Henry Ramsey


     By:         /s/ Charles Renfrew
         ------------------------------------
                    Charles Renfrew



     By:        /s/ Francis E. McGovern
         ------------------------------------
                  Francis E. McGovern